CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Annual Report on Form 20-F/A of Micromem Technologies Inc. for the year ended October 31, 2004 of our report dated December 5, 2003 with respect to the financial statements of Micromem Technologies Inc.

Ernst & Young LLP
Toronto, Canada

June 22, 2005